Exhibit 15.1

中国北京市建国门外大街甲 12号新华保险大厦6层100022

6/F, NCI Tower, A12 Jianguomenwai Avenue, Beijing 100022, China

电话 Tel: +86 10 6569 3399 传真 Fax: +86 10 6569 3838

电邮 Email: beijing@tongshang.com 网址 Web: www.tongshang.com

To: Canaan Inc.

1-2/F, QianFang Science Building C

Building No. 27, Zhongguancun Software Park (Phase I)

No. 8 Dongbeiwang West Road

Haidian District, Beijing, 100193

People’s Republic of China Attention: The Board of Directors

April 21, 2021

Dear Sirs or Madam,

Re: Canaan Inc. (the “Company”)

We, Commerce & Finance Law Offices, consent to the reference to our firm under the captions of “Item 3.D — Risk Factors” and “Item 4.B — Business Overview —Regulatory Matters” in Canaan Inc.’s annual report on Form 20-F for the year ended December 31, 2020, which will be filed with the Securities and Exchange Commission in the month of April 2021.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

[The remainder of this page is intentionally left blank]

Yours sincerely,

/s/ Commerce & Finance Law Offices